Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-229660) on Form S-4 of our report dated March 21, 2019, relating to the consolidated financial statements of Emmaus Life Sciences, Inc. and Subsidiaries, appearing in the joint proxy/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak LLP
Los Angeles, California
June 10, 2019